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                                                                   EXHIBIT 23.7

                    CONSENT OF J.P. MORGAN SECURITIES INC.


         We hereby consent to (i) the use of our opinion letter dated July 8, 1998 to the Board of Trustees of Equity Residential Properties Trust (the "Company") included in Appendix D to the Joint Proxy Statement/Prospectus/ Information Statement relating to the proposed merger of the Company and Merry Land & Investment Company, Inc., and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus/Information Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                   J.P. MORGAN SECURITIES INC.


                                                   By:  /s/ Aurum M. Lewittes
                                                        ------------------------
                                                         Name: Aurum M. Lewittes
                                                         Title: Vice President


August 12, 1998